Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS 2009 FOURTH QUARTER AND YEAR END RESULTS

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Net loss of $0.54 per share for fourth quarter 2009.

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Continued stabilization in credit quality.

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Nonperforming loans decreased $205 million, or 9 percent from third quarter 2009 – the second consecutive quarterly decline.

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Early stage delinquencies fell $134 million, or 16 percent, from third quarter 2009 – the third consecutive quarterly decline and at lowest level since December 2007.

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Increased allowance for loan and lease losses to 3.35 percent of total loans and leases.

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Net interest margin rose 13 basis points to 2.95 percent from prior quarter.

Milwaukee, Wis. – January 20, 2010 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2009 fourth quarter net loss of $259.5 million, or $0.54 per share, as compared to a net loss of $1,891.7 million, or $7.25 per share, in the fourth quarter of 2008. For the year ended

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December 31, 2009, M&I reported a net loss of $858.8 million, or $2.46 per share, as compared to a net loss of $2,056.2 million, or $7.92 per share, for the year ended December 31, 2008. The financial results for the fourth quarter of 2008 and the year ended December 31, 2008 included a goodwill impairment charge of $1,487.9 million after-tax.

“Our aggressive approach to managing credit continued to impact M&I’s financial results during the fourth quarter of 2009,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “Despite the loss, there are some encouraging signs that credit quality has stabilized and core earnings trends have improved. M&I remains committed to returning the Company to profitability as soon as possible.”

Loan and Deposit Growth

M&I’s average loans and leases totaled $45.3 billion for the fourth quarter of 2009, decreasing $4.9 billion or 10 percent compared to the fourth quarter of 2008. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loans fell $1.2 billion or 3 percent versus the same period last year.

The Corporation’s average deposits totaled $41.6 billion for the fourth quarter of 2009, rising $1.0 billion or 2 percent versus the fourth quarter of 2008. M&I’s core deposits posted strong growth over the past year, reflecting expanded product offerings. The Corporation’s average noninterest bearing deposits totaled $8.0 billion for the fourth quarter of 2009, increasing $1.9 billion or 32 percent compared to the fourth quarter of 2008. M&I’s average savings and NOW accounts totaled $6.5 billion for the fourth quarter of 2009, increasing $3.2 billion or 100 percent compared to the fourth quarter of 2008.

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Net Interest Income

The Corporation’s net interest income (FTE) was $406.1 million for the fourth quarter of 2009, up $11.6 million or 3 percent compared to the third quarter of 2009. The net interest margin was 2.95 percent, up 13 basis points from the previous quarter. During the fourth quarter of 2009, M&I’s net interest margin benefited from credit quality improvement and the restructuring and/or retiring of certain debt instruments.

Asset Quality

M&I continued to proactively address credit quality in the fourth quarter of 2009 by identifying and writing down troubled assets, selling problem loans, reducing exposure to construction and development loans, and building loan loss reserves.

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Provision for loan and lease losses was $639.0 million in the fourth quarter of 2009 versus $578.7 million in the third quarter of 2009. Net charge-offs for the period were $572.3 million compared to $532.7 million in the prior quarter.

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Construction and development (C&D) exposure declined from the third quarter of 2009 to 12.5 percent of total loans. Arizona C&D exposure fell 64 percent since the fourth quarter of 2007.

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Allowance for loan and lease losses increased 28 basis points to 3.35 percent of total loans and leases from the prior quarter.

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Asset quality trends demonstrated further stabilization through lower early stage delinquencies and nonperforming loans.

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Early stage delinquencies fell $134 million, or 16 percent, from the third quarter of 2009 – the third consecutive quarterly decline and at the lowest level since December 2007.

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Nonperforming loans decreased $205 million, or 9 percent from the third quarter of 2009 – the second consecutive quarterly decline.

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Nonperforming loans and leases were 4.62 percent (or 3.05 percent excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at December 31, 2009, compared to 4.88 percent at September 30, 2009.

Non-Interest Income

The Corporation’s non-interest income was $243.8 million for the fourth quarter of 2009 compared to $166.1 million for the fourth quarter of 2008. Net securities gains of $40.6 million, debt termination gains of $30.9 million, and losses on loans held for sale of $11.1 million were unique to the current quarter. Wealth Management revenue was $69.9 million for the current quarter, exceeding the same quarter last year by $5.7 million or 9 percent. Assets under Management and Assets under Administration were $32.9 billion and $122.3 billion, respectively, at December 31, 2009 (record highs), compared to $30.4 billion and $104.4 billion, respectively, at December 31, 2008.

Non-Interest Expense

M&I’s non-interest expense was $409.4 million for the fourth quarter of 2009 compared to $402.8 million for the fourth quarter of 2008 (excluding the $1,535.1 million goodwill

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impairment charge). The Corporation’s non-interest expense was unchanged versus the prior quarter. Credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $69.1 million for the current quarter versus $45.2 million in the same period last year. Excluding these items and the goodwill impairment charge, non-interest expense declined $17.3 million or 5 percent versus the fourth quarter of 2008. After adjusting for certain net credit-related expenses and other one-time items, M&I’s efficiency ratio was 56.7 percent in the current quarter.

Year End Results

M&I reported a net loss of $858.8 million, or $2.46 per share, for the year ended December 31, 2009, as compared to a net loss of $2,056.2 million, or $7.92 per share, for the year ended December 31, 2008. The financial results for the year ended December 31, 2008 included a goodwill impairment charge of $1,487.9 million after-tax. The Corporation’s net interest income (FTE) was $1,608.0 million for the year ended December 31, 2009, a decrease of  $200.6 million or 11 percent compared to the year ended December 31, 2008. M&I’s non-interest income was $915.6 million for the year ended December 31, 2009, an increase of $167.5 million or 22 percent versus the year ended December 31, 2008. The Corporation’s non-interest expense was $1,579.4 million for the year ended December 31, 2009, falling $1,414.7 million or 47 percent compared to the year ended December 31, 2008.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $57.2 billion and $7.0 billion, respectively, at December 31, 2009, compared to $62.3 billion and $6.3 billion, respectively, at

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December 31, 2008. There were 525.4 million common shares outstanding at December 31, 2009, versus 265.3 million outstanding at December 31, 2008. In the fourth quarter of 2009, M&I paid $25 million or $0.05 per share for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program.

M&I’s tangible common equity ratio was 8.2 percent at December 31, 2009, compared to 6.4 percent at December 31, 2008.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. (Central Standard Time) Wednesday, January 20, regarding fourth quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 3:00 p.m. on January 20 and will run through 5:00 p.m. February 19, by calling 1-800-642-1687 and entering pass code 491 82 228. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on January 20.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $57.2 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In

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addition, M&I has 53 locations throughout Arizona; 33 offices in Indianapolis and nearby communities; 36 offices along Florida’s west coast and in central Florida; 16 offices in Kansas City and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) M&I’s exposure to the deterioration in the commercial and residential real estate markets, directly or indirectly through M&I’s loans to other bank holding companies, along with the deterioration in the U.S. economy as a whole, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans,

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which could require an increase in M&I’s allowance for loan and lease losses, (iii) M&I’s ability to maintain required levels of capital, (iv) the impact of recent and future legislative initiatives on the financial markets or on M&I, (v) M&I’s exposure to the actions and potential failure of other financial institutions, (vi) volatility in M&I’s stock price, and (vii) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2008 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended December 31,		Percent		Twelve Months Ended December 31,		Percent
	2009	2008	Change		2009	2008	Change
PER COMMON SHARE DATA

Diluted:
Net Income (Loss)	($0.54)	($7.25)	n.m.	%	($2.46)	($7.92)	n.m.	%

Basic:
Net Income (Loss)	(0.54)	(7.25)	n.m.		(2.46)	(7.92)	n.m.

Dividend Declared per Common Share	0.01	0.32	-96.9		0.04	1.27	-96.9
Book Value per Common Share	10.21	17.58	-41.9		10.21	17.58	-41.9
Common Shares Outstanding (millions):
Average - Diluted	479.3	261.0	83.6		348.5	259.6	34.2
End of Period	525.4	265.3	98.0		525.4	265.3	98.0

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$406.1	$469.0	-13.4%		$1,608.0	$1,808.6	-11.1%
Provision for Loan and Lease Losses	639.0	850.4	-24.9		2,314.6	2,037.7	13.6

Wealth Management	69.9	64.2	9.0		265.1	282.2	-6.0
Service Charges on Deposits	33.6	35.9	-6.3		136.6	146.2	-6.6
Mortgage Banking	6.7	4.5	48.4		48.3	26.0	85.6
Net Investment Securities Gains (Losses)	40.6	(9.9)	-508.7		121.8	17.2	606.9
Other	93.0	71.4	30.3		343.8	276.5	24.3
Total Non-Interest Revenues	243.8	166.1	46.8		915.6	748.1	22.4

Salaries and Employee Benefits	169.2	178.0	-4.9		690.8	723.2	-4.5
Net Occupancy and Equipment	36.2	32.8	10.5		135.7	126.9	7.0
FDIC Insurance	25.8	7.2	256.0		107.9	17.3	525.3
Intangible Amortization	5.9	6.4	-7.3		23.4	24.3	-3.5
Goodwill Impairment	-	1,535.1	-100.0		-	1,535.1	-100.0
Other	172.3	178.4	-3.4		621.6	567.3	9.6
Total Non-Interest Expenses	409.4	1,937.9	-78.9		1,579.4	2,994.1	-47.2

Tax Equivalent Adjustment	5.8	7.0	-17.2		25.4	27.9	-8.9
Pre-Tax Income (Loss)	(404.3)	(2,160.2)	n.m.		(1,395.8)	(2,503.0)	n.m.
Provision (Benefit) for Income Taxes	(170.0)	(281.2)	n.m.		(637.2)	(459.5)	n.m.
Net Income (Loss) Attributable to M&I	($234.3)	($1,879.0)	n.m.		($758.6)	($2,043.5)	n.m.
Preferred Dividends	(25.2)	(12.7)			(100.2)	(12.7)
Net Income (Loss) Attributable to M&I Common Shareholders	($259.5)	($1,891.7)	n.m.	%	($858.8)	($2,056.2)	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	2.95%	3.18%			2.85%	3.12%
Interest Spread (FTE)	2.55	2.77			2.46	2.67

Efficiency Ratio	67.3%	n.m. %			65.8%	n.m. %

Equity / Assets (End of Period)	12.21%	10.06%			12.21%	10.06%

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of December 31,		Percent
	2009	2008	Change
ASSETS ($millions)
Cash & Due From Banks	$769	$851	-9.7%
Trading Assets	256	518	-50.7
Short - Term Investments	1,192	231	416.7
Investment Securities	7,177	7,668	-6.4
Loans and Leases:
Commercial Loans & Leases	12,950	15,442	-16.1
Commercial Real Estate	13,646	12,542	8.8
Residential Real Estate	4,969	5,734	-13.3
Construction and Development	5,539	9,043	-38.8
Home Equity Loans & Lines	4,715	5,082	-7.2
Personal Loans and Leases	2,399	2,142	12.0
Total Loans and Leases	44,218	49,985	-11.5
Reserve for Loan & Lease Losses	(1,481)	(1,202)	23.2
Premises and Equipment, net	566	565	0.2
Goodwill and Other Intangibles	744	763	-2.6
Other Assets	3,769	2,957	27.5
Total Assets	$57,210	$62,336	-8.2%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,833	$6,880	13.8%
Interest Bearing:
Savings and NOW	6,938	3,454	100.9
Money Market	11,315	10,753	5.2
Time	15,306	18,072	-15.3
Foreign	246	1,864	-86.8
Total Interest Bearing	33,805	34,143	-1.0

Total Deposits	41,638	41,023	1.5
Short - Term Borrowings	1,120	4,058	-72.4
Long - Term Borrowings	6,426	9,614	-33.2
Other Liabilities	1,040	1,370	-24.1
Total Liabilities	50,224	56,065	-10.4
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,975	6,260	11.4
Noncontrolling Interest in Subsidiaries	11	11	7.3
Total Equity	6,986	6,271	11.4
Total Liabilities & Equity	$57,210	$62,336	-8.2%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2009	2008	Change	2009	2008	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$756	$867	-12.8%	$761	$898	-15.2%
Trading Assets	261	304	-14.1	418	197	112.0
Short - Term Investments	2,475	617	300.7	1,330	427	211.5
Investment Securities	6,519	7,298	-10.7	6,939	7,612	-8.8
Loans and Leases:
Commercial Loans and Leases	13,202	15,422	-14.4	14,390	15,362	-6.3
Commercial Real Estate	13,813	12,203	13.2	13,523	11,840	14.2
Residential Real Estate	5,085	5,675	-10.4	5,450	5,504	-1.0
Construction and Development	6,064	9,786	-38.0	7,235	10,165	-28.8
Home Equity Loans and Lines	4,762	5,071	-6.1	4,909	4,902	0.2
Personal Loans and Leases	2,405	2,089	15.1	2,269	1,934	17.3
Total Loans and Leases	45,331	50,246	-9.8	47,776	49,707	-3.9
Reserve for Loan & Lease Losses	(1,459)	(1,183)	23.4	(1,357)	(878)	54.6
Premises and Equipment, net	570	552	3.3	571	529	8.0
Goodwill and Other Intangibles	749	2,237	-66.5	755	2,240	-66.3
Other Assets	3,277	2,671	22.8	3,070	2,398	28.0
Total Assets	$58,479	$63,609	-8.1%	$60,263	$63,130	-4.5%

Memo:
Average Earning Assets	$54,586	$58,465		$56,463	$57,943
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$54,548	$58,600		$56,456	$57,985

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,998	$6,063	31.9%	$7,429	$5,858	26.8%
Interest Bearing:
Savings and NOW	6,468	3,228	100.4	4,947	3,249	52.3
Money Market	10,721	10,641	0.7	10,463	11,016	-5.0
Time	16,082	18,272	-12.0	17,212	16,392	5.0
Foreign	302	2,406	-87.4	564	2,760	-79.6
Total Interest Bearing	33,573	34,547	-2.8	33,186	33,417	-0.7

Total Deposits	41,571	40,610	2.4	40,615	39,275	3.4
Short - Term Borrowings	1,524	5,035	-69.7	3,317	6,163	-46.2
Long - Term Borrowings	7,335	9,686	-24.3	8,676	9,749	-11.0
Other Liabilities	1,031	978	5.3	1,047	981	6.7
Total Liabilities	51,461	56,309	-8.6	53,655	56,168	-4.5
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	7,007	7,290	-3.9	6,597	6,952	-5.1
Noncontrolling Interest in Subsidiaries	11	10	9.6	11	10	7.4
Total Equity	7,018	7,300	-3.9	6,608	6,962	-5.1
Total Liabilities & Equity	$58,479	$63,609	-8.1%	$60,263	$63,130	-4.5%

Memo:
Average Interest Bearing Liabilities	$42,432	$49,268		$45,179	$49,329

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2009	2008	Change	2009	2008	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$572.3	$679.8	-15.8%	$2,036.3	$1,363.8	49.3%
Net Charge-Offs / Average Loans and Leases	5.01%	5.38%		4.26%	2.74%

Loan and Lease Loss Reserve ($millions)	$1,480.5	$1,202.2	23.2%	$1,480.5	$1,202.2	23.2%
Loan and Lease Loss Reserve / Period-End Loans and Leases	3.35%	2.41%		3.35%	2.41%

Nonperforming Loans & Leases ($millions)	$2,044.8	$1,527.0	33.9%	$2,044.8	$1,527.0	33.9%
Nonperforming Loans & Leases / Period-End Loans and Leases	4.62%	3.05%		4.62%	3.05%

Loan and Lease Loss Reserve / Nonperforming Loans and Leases*	75%	82%		75%	82%

Nonperforming Assets (NPA) ($millions)	$2,475.6	$1,847.9	34.0%	$2,475.6	$1,847.9	34.0%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.54%	3.67%		5.54%	3.67%

Performing impaired loans:
Renegotiated ($millions)	$793.5	$270.3	193.5%	$793.5	$270.3	193.5%

Contractually past due credits:
Loans past due 90 days or more ($millions)	$8.8	$14.5	-39.7%	$8.8	$14.5	-39.7%

*Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans and Leases	4.43%	5.36%		4.12%	5.56%
Commercial Real Estate	5.07	6.07		5.11	6.34
Residential Real Estate	5.15	5.73		5.30	6.00
Construction and Development	3.62	4.90		3.65	5.54
Home Equity Loans and Lines	5.01	5.84		5.06	6.28
Personal Loans and Leases	5.41	6.08		5.50	6.38
Total Loans and Leases	4.71	5.56		4.63	5.89
Investment Securities	3.57	4.63		3.95	4.77
Short - Term Investments	0.26	1.37		0.49	1.92
Interest Income (FTE) / Avg. Interest Earning Assets	4.35%	5.38%		4.42%	5.70%
Interest Bearing Deposits:
Savings and NOW	0.49%	0.32%		0.40%	0.57%
Money Market	0.84	1.16		0.75	1.92
Time	2.33	3.48		2.53	3.80
Foreign	0.38	0.59		0.36	1.81
Total Interest Bearing Deposits	1.48	2.27		1.61	2.70
Short - Term Borrowings	0.29	1.06		0.29	2.27
Long - Term Borrowings	3.55	4.64		3.92	4.66
Interest Expense / Avg. Interest Bearing Liabilities	1.80%	2.61%		1.96%	3.03%
Net Interest Margin (FTE) / Avg. Earning Assets	2.95%	3.18%		2.85%	3.12%
Interest Spread (FTE)	2.55%	2.77%		2.46%	2.67%

Notes:
(a) Nonperforming assets are comprised of nonaccrual loans & leases and other real estate owned.
(b) Based on average balances excluding fair value adjustments for available for sale securities.